Exhibit 10.9

AMENDMENT

TO

PORTER BANCORP, INC.

AMENDED AND RESTATED

2006 NON-EMPLOYEE DIRECTORS STOCK OWNERSHIP INCENTIVE PLAN

AS AMENDED MAY 22, 2008

This is an Amendment to the Porter Bancorp, Inc. 2006 Non-Employee Directors Stock Ownership Incentive Plan (the “Plan”) made effective as of January 1, 2009 by Porter Bancorp, Inc. ( the “Company”).

WHEREAS, the Company maintains the Plan; and

WHEREAS, the Company wishes to amend and conform the written terms of the Plan to the requirements of Section 409A of the Internal Revenue Code of 1986;

NOW, THEREFORE, the Porter Bancorp, Inc. 2006 Non-Employee Directors Stock Ownership Incentive Plan is hereby amended as follows:

Amendment

1.	Section 2.1(l) is amended to read as follows:

(l) “Fair Market Value” of the Shares shall mean, as of any Award Date, the closing sale price of the Shares as reported on the NASDAQ National Market, or if no such reported sale of the Shares shall have occurred on such date, on the next preceding date on which there was a reported sale. If there shall be any material alteration in the present system of reporting sale prices of the Shares, or if the Shares shall no longer be listed on the NASDAQ National Market, the Fair Market Value of the Shares as of an Award Date shall be determined in good faith by the Committee by reasonable application of a reasonable valuation method, considering any and all information the Committee determines relevant, consistent with Code Section 409A and Treasury Regulations thereunder.

2.	Section 4.2 is amended to read as follows:

4.2 Adjustments in Authorized Shares and Outstanding Awards. In the event of a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, share dividend, stock split, reverse stock split, cash dividend, property dividend, share repurchase, share combination, share exchange, issuance of warrants, rights or debentures, or other change in the corporate structure of the Company affecting the Shares, the Committee may substitute or adjust the total number and class of Shares or other stock or securities that may be issued under the Plan, and the number, class and/or price of Shares or other stock or securities subject to outstanding Awards, as it determines to be appropriate and equitable to prevent dilution or enlargement of the rights of Directors and to preserve, without exceeding, the value of any outstanding Awards; and further provided, that the number of Shares or other stock or securities subject to any Award shall always be a whole number. Any adjustment of an Option under this Section shall be made in such a manner so as not to constitute a “modification” within the meaning of Section 424(h) of the Code (even though such section is not otherwise applicable). If any adjustment under this Section would create a fractional Share or a right to acquire a fractional Share, such fractional Share shall be disregarded and the number of Shares reserved under this Plan shall be the next lower number of Shares, rounding all fractions downward. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

2.	Section 6.3 is amended to read as follows:

6.3 Amendment, Modification and Termination. The Board may, at any time, amend, modify or terminate the Plan, but no action of the Board may:

(a) Decrease the price of an Option to less than the Fair Market Value on the date the Option was granted; or

(b) Extend the duration of an Option, unless and until the Committee determines that such extension does not cause the Option to cease to be exempt from Code Section 409A because it does not constitute a deferral of compensation that would subject the Option to the excise taxes provided under Code Section 409A; or

(c) Without the approval of shareholders of the Company, no amendment, modification or termination may:

(i)	materially increase the benefits accruing to Directors under the Plan;

(ii)	increase the total number of Shares that may be issued under the Plan, except as provided in Section 4.2; or

(iii)	modify the eligibility or other requirements to receive an Award under the Plan.

IN WITNESS WHEREOF, the parties have executed this Amendment to the Porter Bancorp, Inc. 2006 Non-Employee Directors Stock Ownership Incentive Plan as of the Effective Date but actually on the date(s) stated below.

PORTER BANCORP, INC.

By	/s/ Maria L. Bouvette
Maria L. Bouvette, President and CEO

Date:	December 18, 2008